Revised 3/1/2004


                                                       Exhibit n under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K


                             PRIMARY SHARES EXHIBIT

                                       TO

                               MULTIPLE CLASS PLAN

1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

Primary Shares are available exclusively as an investment vehicle for separate accounts of participating life insurance companies offering variable life insurance policies and variable annuity contracts. For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Primary Shares will consist of institutional sales to insurance companies for Primary Share inclusion in those variable life and variable annuity product separate accounts. The insurance company distributor, underwriter or affiliated entity may provide shareholder services and receive a shareholder service fee for their services. In connection with this basic arrangement, Primary Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Primary Shares
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Sales Load             None
Contingent Deferred    None
Sales Charge ("CDSC")
Shareholder Service    Up to 25 basis points (0.25%) of the average daily
Fee                    net asset value
12b-1 Fee              None
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Primary Shares as described in Section 3 of the Plan


2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Primary Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange           None
Privilege:



                                 SCHEDULE OF FUNDS
                              OFFERING PRIMARY SHARES



The Funds set forth on this Schedule each offer Primary Shares on the terms set forth in the Primary Shares Exhibit to the Multiple Class Plan.

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    Multiple Class Company                  Series
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Federated Insurance Series     Federated High Income Bond Fund
                               II
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                               Federated American Leaders Fund
                               II
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                               Federated Capital Appreciation
                               Fund II
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                               Federated Quality Bond Fund II
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                               Federated Kaufmann Fund II
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